UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                Date of report (Date of earliest event reported):
                                January 20, 1998





                     CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
             (Exact name of registrant as specified in its charter)




          Illinois                    1-3672                     37-0211380
(State or other jurisdiction       (Commission                (I.R.S. Employer
      of incorporation)            File Number)              Identification No.)





               607 East Adams Street, Springfield, Illinois 62739
              (Address of principal executive offices and Zip Code)






       Registrant's telephone number, including area code: (217) 523-3600





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ITEM 5.           Other Events
                 --------------

     Reference is made to Management's Discussion and Analysis under the captions "Electric Industry Restructuring" and "Contingencies" in Exhibit 99-2 of Form 8-K dated December 31, 1997, to Form 8-K dated December 16, 1997 and to Form 8-K dated November 24, 1997 filed by the Registrant with the Securities and Exchange Commission for discussion of the potential impact to the Registrant of the Electric Service Customer Choice and Rate Relief Law of 1997 (the "Act"), which provides for utility restructuring in Illinois, and for information regarding the coal contract restructuring with a major coal supplier.

     In December 1997, the governor of Illinois signed electric industry restructuring legislation which introduces competition for electric energy in Illinois. The law includes a 5% rate decrease for electric residential customers, beginning in August 1998. If the Registrant does not keep its rates below the Midwest average, the Registrant would then be subject to additional rate decreases in the years 2000 and 2002. The new law also includes the phasing-in of retail direct access, which allows customers to choose their electric generation supplier; the potential recovery of a portion of a utility's stranded costs; and the option to eliminate the fuel adjustment clause, among other provisions.

     In a  related  matter,  in  November  1997,  the  Illinois  Third  District
Appellate Court reversed a December 1996 order of the Illinois Commerce Commission ("ICC") related to the restructuring of a coal contract with a major supplier. That ICC order, among other things, allowed recovery of a restructuring payment and asssociated carrying cost through the fuel adjustment clause. In December 1997, the Registrant requested a rehearing by the Court; which was ultimately denied in January 1998. The Registrant expects to appeal this decision to the Illinois Supreme Court.

     After evaluating the impact of the new law, and taking into consideration the recent appelate court decisions, the Registrant has determined that it will be necessary to write-off its generation-related regulatory assets and regulatory liablilties in the fourth quarter of 1997. The Registrant expects this extraordinary charge to reduce earnings approximately $25 million, net of income taxes.

     On January 20, 1998, Ameren Corporation ("Ameren"), the parent corporation of the Registrant, issued a news release stating, among other things, that Ameren's 1998 earnings would be lower than expected 1997 earnings, after excluding the effects of the extraordinary charge discussed above. A copy of Ameren's January 20, 1998 news release has been filed with the Securities and Exchange Commission as Exhibit 99 to a Form 8-K of Ameren dated January 20, 1998, and the contents of such news release are incorporated herein by reference. The lower 1998 earnings expected of Ameren result from lower expected earnings at Ameren's principal operating subsidiaries, which consist of the Registrant and Union Electric Company ("UE"). However, the specific impact on Ameren's expected 1998 earnings attributable to the Registrant, as opposed to UE, has not been fully determined at this time.

     Statements made in this filing which are not based on historical facts, are forward-looking and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with "Safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Registrant is providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. Factors include, but are not limited to, the effects of regulatory actions; changes in laws and other governmental actions; competition; future market prices for electricity; average rates for electricity in the Midwest; business and economic conditions; weather conditions; fuel prices and availability; generation plant performance; monetary and fiscal policies; and legal and administrative proceedings.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
                                                     (Registrant)


                                            By  /s/ James C. Thompson
                                              --------------------------
                                                    James C. Thompson
                                                    Assistant Secretary

Date:  January 20, 1998

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